                                                                EXHIBIT 10.36

                               RESEARCH AGREEMENT

         THIS RESEARCH AGREEMENT("Agreement"), effective as of August 1st, 1997 (the "Effective Date") is made between GERON CORPORATION, a Delaware corporation with principal offices at 230 Constitution Drive, Menlo Park, CA 94025 ("SPONSOR") and THE JOHNS HOPKINS UNIVERSITY, having an address at 720 Rutland Avenue, Baltimore, MD 21211-2196 ("University") through its School of Medicine.

         John Gearhart, M.D. ("Principal Investigator"), a leading authority in embryonic germ cell ("EGC") and embryonic stem cell ("ESC") research will conduct research funded by SPONSOR, which has agreed to support such a program of research that all parties believe will be of benefit to the University and will benefit the research, teaching, education, and public service goals of the University.

         SPONSOR wants to obtain certain rights and licenses to inventions and technology arising out of or in connection with such a program of research, and the University and Principal Investigator are willing to grant to SPONSOR certain rights and licenses under terms and conditions set forth in this Agreement and the License Agreement (as such term is defined below).

         As of the Effective Date, the parties are also entering into a License Agreement (the "License Agreement") that shall govern the use of, and rights in, the intellectual property and biological materials developed pursuant to this Agreement.

         The parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 "Field" shall mean methods of isolating, producing, and using EGC, ESC, cells differentiated or otherwise derived therefrom, and biological materials derived from or used with any of the foregoing for all purposes.

         1.2 "Research Program" shall mean that program of research described in the attached Exhibit A and made a part of this Agreement.

         1.3 "Budget" shall mean that level of funding provided for the Research Program, as described in the attached Exhibit B and in Paragraph 4.1.

         1.4 "Party" shall mean either SPONSOR or University, collectively referred to as "Parties".

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   ARTICLE 2
                             PRINCIPAL INVESTIGATOR

         2.1 For the purpose of this Agreement and pursuant to University policy, the Principal Investigator shall be responsible for the administration, direction, and content of the Research Program, including budgeting and any revisions to the Budget (the direct and indirect costs of the Research Program as set forth in the attached Exhibit B), as agreed to in writing by SPONSOR, necessary to accomplish the Research Program. Should the Principal Investigator leave the University or otherwise become unavailable during the term of this Agreement, the University may nominate a replacement acceptable to SPONSOR. If SPONSOR does not accept the proposed replacement, the Research Program and Budget may be modified to reflect a reduced scope of work or terminated on thirty (30) days' notice, at the option of SPONSOR and pursuant to Paragraph 10.3, except that University shall not have the right to terminate the License Agreement. If an arrangement acceptable to SPONSOR can be made to subcontract with the departed Principal Investigator and/or his new university to continue the work of the Research Program, then the Parties agree to amend this Agreement accordingly to allow the Research Program to be completed.

                                   ARTICLE 3
                                RESEARCH PROGRAM

         3.1     GENERAL.         Principal Investigator will conduct the
Research Program in strict accordance with Exhibit A and all applicable laws and regulations. Modifications to the Research Program may be made from time to time, as mutually agreed upon in writing by the Parties.

         3.2     RECORDS.         Principal Investigator and other personnel
assisting Principal Investigator in the Research Program will keep complete and accurate scientific records relating to the Research Program and will make such records available to SPONSOR during normal business hours upon reasonable notice. It is understood that such records shall include detailed, witnessed laboratory notebooks sufficient to document any patentable inventions made in the course of the Research Program. Upon request by SPONSOR and at SPONSOR's expense, Principal Investigator agrees promptly to provide copies of all such materials to SPONSOR. It is understood by the Parties that University owns Principal Investigator's records and laboratory notebooks and the data contained therein.

                                   ARTICLE 4
                              FUNDING AND RECORDS

         4.1     FUNDING.   As consideration for the conduct of the Research
Program, SPONSOR agrees to provide a grant to fund Principal Investigator's activities under the Research Program. The level of funding, which includes all direct and indirect costs as set forth in the attached Exhibit B, is based on direct costs of [*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*] in the [*] year following the Effective Date and [*] in the [*] year following the Effective Date. In addition to the foregoing direct costs, indirect costs shall be prorated in accordance with the University's negotiated, on-campus rates of [*] of direct costs until July 1, 1998, and [*] of direct costs thereafter during the [*] year of research, provided, however, at such time that the Principal Investigator moves into an off-campus building, and once such move is complete, a revised budget will be submitted, and the indirect costs recovery rate will be lowered to [*]. In the event a relocation does not take place during the first year of research, the parties will negotiate regarding the indirect costs rate to be applied to the second year of research. All funds shall be paid in quarterly, advance installments. Each such payment shall be made within fifteen (15) days after the date corresponding to a payment amount, as set forth in Exhibit C. Checks shall be made payable to THE JOHNS HOPKINS UNIVERSITY, tax ID 520595110, and sent to the attention of the Principal Investigator c/o Ms. Barbara Chase, The Johns Hopkins University School of Medicine, Department of Gyn/Ob, 720 Rutland Avenue, Houck Building 254C, Baltimore, MD 21205-2196.

         4.2     FINANCIAL RECORDS.          The University and Principal
Investigator shall maintain all Research Program funds in a separate account and shall expend such funds for wages and supplies and such other operating expenses as incurred directly in the performance of the Research Program. The University and Principal Investigator shall keep and maintain adequate books and records to furnish complete and accurate information to SPONSOR regarding funds provided by SPONSOR for conducting the Research Program. SPONSOR shall be permitted to examine such books and records during normal business hours and upon reasonable prior written note to the University and Principal Investigator.

         4.3     EQUIPMENT.   Title to supplies or equipment purchased under
the Budget shall vest in the University.

                                   ARTICLE 5
                              MEETING AND REPORTS

         5.1     MEETINGS.   Joint scientific meetings between the Principal
Investigator and SPONSOR shall occur on a regular basis during the term of this Agreement to discuss the results generated under the Research Program and to consider modifications to the Research Program based upon such results. Such meetings shall occur, at SPONSOR's expense, on a quarterly basis and shall be attended by Principal Investigator and designated members of his research group and representatives of SPONSOR. Frequency and mode of meetings may be amended at the mutual agreement of SPONSOR and Principal Investigator.

         5.2     REPORTS.   During the term of this Agreement, as part of the
regular quarterly meetings described in Paragraph 5.1, Principal Investigator shall submit a

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

written technical report to SPONSOR summarizing the research results and know-how obtained during the just-ended calendar quarter in connection with the Research Program. Principal Investigator shall also submit to SPONSOR a comprehensive final report within ninety (90) days after expiration or termination of this Agreement. In addition, the University shall provide SPONSOR a written report of expenses incurred in the Research Program. Such reports of expenses shall be submitted on an annual basis.

                                   ARTICLE 6
                          INTELLECTUAL PROPERTY RIGHTS

         6.1 "New Invention" shall mean any invention made solely by University's employees or jointly by University's employees with one or more employees of SPONSOR, as a result of the research performed by University under the Research Program. New Invention shall not include University Invention Disclosure DM-3127 or any patent application filed thereon or any patents issuing thereon, such inventions having already been licensed to SPONSOR under the License Agreement.

         6.2 All rights to New Inventions made solely by University's employees shall belong to the University and shall be disposed of in accordance with the License Agreement, this Agreement, and University policy. All rights to New Inventions made jointly by University's employees with one or more employees of SPONSOR shall belong jointly to the University and the SPONSOR, and University's interest shall be disposed of in accordance with the License Agreement, this Agreement, and University policy. All patent applications filed on such New Inventions, any patents issuing thereon, and all related continuations, divisionals, continuations-in-part, extensions, or reissues shall be deemed to be Patent Rights as defined in and for purposes of the License Agreement.

         6.3 University shall promptly disclose to SPONSOR any New Inventions in the Field arising under this Agreement. SPONSOR agrees to hold such disclosure on a confidential basis. SPONSOR shall advise the University in writing within ninety (90) days of disclosure to SPONSOR whether it elects to have such New Inventions included in the Patent Rights under the License Agreement, as provided under Paragraph 6.2 of this Agreement and Article 5 of the License Agreement. If SPONSOR elects not to accept such rights for inclusion under the License Agreement, then rights to such New Inventions disclosed hereunder shall be disposed of in accordance with University policy with no further obligations to SPONSOR. University agrees to file, prosecute, and maintain patent applications and patents on all New Inventions in the Field in accordance with Paragraph 7.1 of the License Agreement.

         6.4 Except as provided in Paragraph 7.1 of this Agreement, any New Invention, information, or data resulting from the research funded under this Research Agreement that is not patented due to its failure to qualify for patent protection or due to mutual determination by SPONSOR and University not to have University submit a patent application shall be considered know-how. University agrees that SPONSOR may use any such know-how for SPONSOR's own purposes. University may use such know-how solely for its own noncommercial educational and research purposes.

         6.5 Except as set forth in this Agreement and in the License Agreement, neither party shall be deemed to have granted the other party, either directly or by implication, estoppel, or otherwise, any license under any patents, patent applications, or other proprietary interests of any other invention, discovery, or improvement of such party.

                                   ARTICLE 7
                                CLINICAL SAMPLES

         7.1     CLINICAL SAMPLES.   Clinical samples or derivatives of
clinical samples, including blood, plasma, cell lines, tissues, DNA, and RNA collected in the course of the Research Program by Principal Investigator or his collaborators shall be maintained in the laboratory of Principal Investigator. Principal Investigator shall provide SPONSOR samples of biological or other materials generated in the Research Program in accordance with Paragraph 6.1 of the License Agreement. All such materials shall be deemed to be LICENSED MATERIALS for purposes of the License Agreement.

         7.2     CONSENT.
                 (a) Principal Investigator and University agree that materials and research samples to be obtained from human subjects after the Effective Date for purposes of conducting research under this Agreement or otherwise complying with Principal Investigator's and the University's obligations hereunder or under the License Agreement shall be obtained only after all necessary review and final approvals by the appropriate University Institutional Review Board (IRB), said process specifically to include review and final approval of the consent form(s) to be used to document that the human subject has had an opportunity to be informed about the nature of and the potential risks and benefits associated with the research and has decided to provide biological materials knowing that cells derived from such biological materials will be analyzed and retained by Principal Investigator and ultimately may be provided to SPONSOR. SPONSOR shall be entitled to receive, at SPONSOR's request, copies of IRB approvals and consent forms from University.

                 (b) Principal Investigator and the University agree that Principal Investigator or any appropriately designated collaborator or assistant will enroll an individual as a human subject only after Principal Investigator has provided said individual full and complete disclosure of: (i) any and all risks known or anticipated to be associated with participation,
(ii) any benefits that might be realized by the individual as a consequence of his or her participation, and (iii) any other information required pursuant to the research protocol that is finally approved by the University's Institutional Review Board, human experimentation committee, or similar body.

                 (c) Principal Investigator and the University agree that no human subject will be enrolled until he or she has consented in writing to his or her participation.

                                   ARTICLE 8
                            CONFIDENTIAL INFORMATION

         8.1     CONFIDENTIALITY.   Either Party, from time to time and in
connection with the Research Program, may disclose Confidential Information to the other Party. For purposes of this Agreement, "Confidential Information" shall mean confidential and proprietary information and materials that are designated as confidential in writing by the providing Party, whether by letter or by use of an appropriate stamp or legend, prior to or at the same time any such information or materials are disclosed. Notwithstanding the foregoing to the contrary, materials and other information which are orally, visually, or electronically disclosed, or are disclosed in writing without an appropriate letter, stamp, or legend, shall constitute Confidential Information if the providing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials and identifying the Confidential Information. The Parties agree, to the extent permitted by law, that Confidential Information shall remain the property of the providing Party. The Parties further agree to use best efforts to insure that Confidential Information shall not be disclosed, divulged, or otherwise communicated to third parties or used for any purpose other than to conduct the Research Program and for purposes of the License Agreement, provided that the obligations under this Article 8 shall not apply to information that:

         (a) is in possession of the recipient at the time of disclosure thereof as demonstrated by written records;

         (b) is or later becomes part of the public domain through no fault of the recipient;

         (c) is received by the recipient from a third party having no obligation of confidentiality to the providing Party;

         (d) is developed independently by the recipient without use of Confidential Information; or

         (e) is required by law or regulation to be disclosed; provided, however, that recipient has provided written notice to providing Party promptly to enable providing Party to seek a protective order or otherwise prevent disclosure of such information.

         8.2 TERM. The obligations of the parties under this Article 8 shall continue for a period of [*] years after the expiration or termination of this Agreement.

         8.3     RETURN OF MATERIALS.   Upon expiration or termination of this
Agreement, recipient Party, if requested by the providing Party, shall return all

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

copies of Confidential Information disclosed, and all other materials provided by the providing Party to the recipient Party under this Agreement; provided that the recipient Party may retain one copy of such Confidential Information and such materials for archival purposes only. SPONSOR shall not be obligated to return or cease use of Confidential Information to the extent the same is necessary or useful in the practice of any invention to which SPONSOR has obtained a license under the License Agreement or this Agreement.

                                   ARTICLE 9
                        PUBLICATION AND ACADEMIC RIGHTS

         9.1     USE OF INFORMATION.
                 (a) Subject to the rights granted to SPONSOR pursuant to this Agreement, including without limitation, Paragraph 9.2, Principal Investigator shall have the right to publish or otherwise disclose all technical reports, information, and/or data developed by Principal Investigator under this Agreement. In connection with any publication or disclosure by Principal Investigator of such reports, information, and/or data, Principal Investigator shall include an appropriate acknowledgement of SPONSOR's sponsorship of the Research Program in such publication or disclosure. SPONSOR shall have the right to use, disclose, and exploit such reports, data, and information for any purpose.

                 (b) Notwithstanding Paragraph 9.1(a) above, the identity of individuals from whom samples were obtained for research in the Research Program shall be maintained in confidence by Principal Investigator and will be not provided to SPONSOR hereunder. In the event SPONSOR, during a review of records pursuant to Paragraph 3.2, learns the identity of individuals from whom samples were obtained for the Research Program, SPONSOR shall maintain such individuals' identities in confidence.

         9.2     PUBLICATION OF INFORMATION.
         (a) To avoid loss of patent rights as a result of premature public disclosure of patentable information, Principal Investigator and the University agree to submit to SPONSOR, at least thirty (30) days prior to submission for publication or disclosure, any and all materials intended for publication or disclosure relating to technical reports, data, or information developed by Principal Investigator under this Agreement. In the event SPONSOR believes patentable subject matter is disclosed in such materials, it shall, within thirty (30) days of its receipt thereof, notify the University, and publication or disclosure will thereupon be withheld for a period of ninety (90) days from the date of receipt by SPONSOR of the proposed publication or other disclosure so that a patent application covering such invention may be prepared and filed as provided in Paragraph 6.3. Further, if SPONSOR believes that such materials contain Confidential Information of SPONSOR, Principal Investigator and the University agree to remove such Confidential Information from the proposed publication or disclosure.

         (b) SPONSOR agrees that, during the term of this Agreement and after, SPONSOR will appropriately acknowledge the contributions of Principal Investigator and the University in any publication or disclosure by SPONSOR of research results and data based upon Program Technology. In addition, SPONSOR agrees to provide Principal Investigator a copy of any such publication or disclosure in confidence for information purposes at least thirty (30) days before public release of such publication or disclosure.

                                   ARTICLE 10
                              TERM AND TERMINATION

         10.1 TERM. The term of this Agreement ("Term") shall commence on the Effective Date and continue in full force and effect until the [*] anniversary of the Effective Date, unless earlier terminated in accordance with this Article 10. This Agreement may be renewed or extended by mutual written consent of the Parties within thirty (30) days prior to expiration. Notwithstanding the foregoing, the University's obligation to disclose inventions to SPONSOR, and the SPONSOR's right to license such inventions, shall continue until all such inventions have been disclosed and the periods for exercising rights relating to such inventions have expired.

         10.2    TERMINATION FOR BREACH.   If either Party materially breaches
any material warranty, term or condition of this Agreement and fails to remedy such material breach within the earlier of sixty (60) days after (i) becoming aware of such breach, or (ii) receiving notice in writing of such material breach from the other Party, the non-breaching Party, at such Party's option and in addition to any other remedies that such Party may have in law or in equity, may terminate this Agreement by sending written notice of termination with immediate effect to the other Party.

         10.3 TERMINATION AT WILL. This Agreement may be terminated by SPONSOR at any time upon thirty (30) days prior written notice to the University if SPONSOR makes a good faith determination that the Research Program is no longer technically or commercially feasible. This Agreement may be terminated by the University at any time upon thirty (30) days prior written notice to SPONSOR if the University makes a good faith determination that the Research Program is no longer academically feasible. Upon receipt of such notice of termination by SPONSOR, the University shall (i) limit or terminate any outstanding financial commitments for which the University is to be liable to the maximum extent permitted by law and University policies; and (ii) have the right to terminate the License Agreement.

         10.4    EFFECT OF TERMINATION.   Any funds paid to Principal
Investigator or the University by SPONSOR which have not been expended or committed upon the effective date of termination pursuant to Paragraph 10.2 or Paragraph 10.3 shall be refunded to SPONSOR within thirty (30) days after the effective date of termination.

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

In the event that the total of funds paid to the Principal Investigator and the University by SPONSOR as of the effective date of such termination due to SPONSOR'S breach or at the will of SPONSOR is not sufficient to cover reasonable costs and reasonable non-cancelable commitments actually incurred by Principal Investigator and the University in performance of the Research Program as of such date, SPONSOR shall reimburse Principal Investigator and the University the difference between such costs and commitments, and the total of funds paid by SPONSOR, such reimbursement to be made within thirty (30) days after receiving written notice from the University that such insufficiency exists, which notice by University must be received by SPONSOR within ninety
(90) days of termination of this Agreement. Notwithstanding the above, SPONSOR shall not be obligated or liable for payment of funds in excess of an amount equal to one (1) installment payment following the effective date of termination of this Agreement.

         10.5 SURVIVAL. In addition to provisions of this Agreement that survive termination in accordance with their terms, the following Paragraphs and Articles of this Agreement shall survive expiration or termination of this Agreement for any reason by either SPONSOR, Principal Investigator, and/or the
University:  Paragraphs 4.2 and 4.3 and Articles 1, 6, 7, 8, 9, 10, 11, and 12.

                                   ARTICLE 11
                                INDEMNIFICATION

         11.1 SPONSOR agrees to defend, indemnify, and hold harmless University and its affiliated hospitals, its employees, students, trustees, and agents from and against all complaints, causes of action, claims, losses, costs, damages, liabilities, or expenses by reason of any liability sought to be imposed upon University resulting from injuries to persons or damages to property, provided such injuries to persons or damage to property are due or claimed to be due as a result of acts or omissions of acts of SPONSOR, its employees, or agents.

         11.2 University agrees to defend, indemnify, and hold harmless SPONSOR, its partners, employees, and agents from and against all complaints, causes of actions, claims, losses, costs, damages, liabilities, or expenses by reason of any liability sought to be imposed upon SPONSOR resulting from injuries to persons or damages to property, provided such injuries to persons or damages to property are due or claimed to be due as a result of acts or omission of acts of University, its employees, or agents.

                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1 GOVERNING LAW. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of California, without reference to principles of conflict of laws.

         12.2    INDEPENDENT CONTRACTORS.   The relationship of SPONSOR and the
University established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give any of the Parties hereto the power to direct or control the day-to-day activities of another Party hereto, (ii) constitute the Parties as partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking, or
(iii) allow any of the Parties hereto to create or assume any obligation on behalf of another Party hereto for any purpose whatsoever.

         12.3    PARTIES BOUND.   This Agreement, including the indemnification
provisions, shall be binding upon and inure to the benefit of the Parties hereto, their respective successors, assigns, legal representatives, and heirs. SPONSOR may assign or transfer SPONSOR's rights and obligations under this Agreement to an affiliate of SPONSOR, a SPIN-OUT (as defined in the License Agreement), or a successor to all or substantially all of SPONSOR'S assets or business relating to this Agreement, whether by sale, merger, operation of law, or otherwise. This Agreement shall not otherwise be assignable by either Party without the prior written consent of the other Party.

         12.4    ENTIRE AGREEMENT.   This Agreement and the License Agreement
by and between the University and SPONSOR constitute the entire and only agreements between the Parties relating to the subject matter hereof, and all prior negotiations, representations, agreements, and understandings are superseded by this Agreement and License Agreement.

         12.5    FURTHER ASSURANCES.   At any time or from time to time on and
after the Effective Date, Principal Investigator and the University shall at the request of SPONSOR (i) deliver to SPONSOR such records, data, or other documents consistent with the provisions of this Agreement, (ii) execute and deliver, or cause to be delivered, all such assignments, consents, documents, or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions as SPONSOR may reasonably deem necessary or desirable for SPONSOR to obtain the full benefits of this Agreement and the transactions contemplated hereby.

         12.6    RIGHT TO DEVELOP INDEPENDENTLY.   Nothing in this Agreement
will impair SPONSOR's right independently to acquire, license, develop, or have developed, utilize, or otherwise exploit similar information and technology performing the same or similar functions as the information and technology provided by Principal Investigator and/or the University. In addition, nothing in this Agreement is intended to prohibit Principal Investigator, as a member of the faculty of the University, from independently collaborating with academic, non-commercial parties on the Research Program provided such parties first enter into research agreements with SPONSOR.

         12.7    NOTICES.   Except for the remittance of payments, which are
governed by Paragraph 4.1, any notice or other communication required or permitted under this

Agreement shall be in writing and will be deemed received, if delivered by courier on a business day, on the day delivered, or on the second business day following mailing, if sent by first-class certified or registered mail, postage prepaid, to the following addresses:

For the University:
         The Johns Hopkins University, School of Medicine
         720 Rutland Avenue
         Baltimore, MD  21205
         Michael B. Amey, Assistant Dean for Research Administration

For SPONSOR:
         Geron Corporation
         230 Constitution Drive
         Menlo Park, CA  94025
         Attn:  President & CEO, Ronald Eastman

         12.8 USE OF NAMES. Except as required by law, neither Party will use the name of the other Party or its employees in any advertisement, press release, or other publicity without the prior written approval of the other Party, such approval not to be unreasonably withheld. The University shall have the right to acknowledge SPONSOR's support of the research performed under this Agreement in scientific publications and other scientific communications. SPONSOR shall have the right to state "Geron is sponsoring research relating to embryonic germ cell lines and embryonic stem cell lines in the laboratory of Dr. John Gearhart at Johns Hopkins University."

         12.9 NO ORAL MODIFICATION. No change, modification, extension, or termination of this Agreement, or any of the provisions hereof shall be effective unless assented to in writing by the Party to be charged.

         12.10 WAIVER. No waiver of any rights shall be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.11 ARTICLE AND PARAGRAPH HEADINGS. The headings of the Articles and Paragraphs of this Agreement are intended for convenience of reference only and are not intended to affect in any way the meaning or interpretation of this Agreement.

         12.12 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that, no such severability shall be effective and this Agreement may be terminated pursuant to Paragraph 10.3, if the result of such action materially changes the economic benefit of this Agreement to SPONSOR, Principal Investigator, or the University.

         12.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.14 FORCE MAJEURE. The Parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and earthquakes, floods, fires, explosions, or other natural disasters. When such events have abated, the Parties' respective obligations hereunder shall resume as agreed.



ACCEPTED BY:
GERON CORPORATION                      THE JOHNS HOPKINS UNIVERSITY


/s/ RONALD W. EASTMAN                   /s/ JOHN D. STOBO
________________________                ________________________
Ronald W. Eastman                       John D. Stobo, M.D.
President and CEO                       Vice Dean for Research & Technology

Date: August 11, 1997                   Date: August 20, 1997

I have read and agree to abide by the terms and conditions of this Agreement.


/s/ JOHN GEARHART
________________________
John Gearhart, M.D.
Principal Investigator

Date: August 17, 1997

                                   EXHIBIT A
                                RESEARCH PROGRAM


[*]




* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]



* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]



* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   Exhibit B
                          Budget for Research Program
         Title of Program: Cell Lines from Human Primordial Germ Cells



[*]


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.







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

                  Cell Lines from Human Primordial Germ Cells


Personnel

[*]




* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  Cell Lines from Human Primordial Germ Cells



[*]


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                     Budget Justification and Explanations


[*]


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.












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